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                                                                    EXHIBIT 99.5

[Prima Energy Corporation LOGO]



August 9, 2002
Denver, Colorado


                             FOR IMMEDIATE RELEASE

                 PRIMA ISSUES CORRECTION OF REPORTED CASH FLOWS

Prima Energy Corporation ("Prima") today issued a correction of its press release dated August 7, 2002, with respect to reported cash flows from operating activities and its Condensed Consolidated Statement of Cash Flows. The Company stated that its cash flows from operating activities before changes in operating assets and liabilities for the three- and six- month periods ended June 30, 2002, as reported in the first paragraph under the first subheading and the initial paragraph under the second subheading, should read $3,978,000 rather than $3,387,000, and $10,916,000 rather than $10,325,000, respectively. The change was also reflected in the Condensed Consolidated Statement of Cash Flows, as follows:

         -- Net cash provided by operations should read $8,190,000 rather than
            $7,599,000
         -- Net financing activities should read ($513,000) rather than $78,000

The adjustment was made to reflect $591,000 of tax benefits related to the exercise of stock options during the second quarter of 2002 as funds provided by operating activities rather than financing activities.

A corrected Condensed Consolidated Statement of Cash Flows follows.

Prima is a Denver-based independent energy company engaged in the exploration for, acquisition, development and production of natural gas and crude oil. Through wholly owned subsidiaries, Prima is also engaged in natural gas and oil property operations, oilfield services and natural gas gathering, marketing and trading. The Company's current activities are principally conducted in the Rocky Mountain region of the United States.



NASDAQ SYMBOL: PENG

Contacts: Richard H. Lewis, Chairman and Chief Executive Officer
          Neil L. Stenbuck, Executive Vice President and Chief Financial Officer Telephone number: (303) 297-2100
          Website:  www.primaenergy.com




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                            PRIMA ENERGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                      Six Months Ended
                                                                                          June 30,
                                                                              ---------------------------------
                                                                                  2002                 2001
                                                                              ------------         ------------
OPERATING ACTIVITIES
Net income ...........................................................        $  1,268,000         $ 14,347,000
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation, depletion and amortization ........................           5,080,000            4,198,000
     Deferred income taxes ...........................................            (933,000)           6,012,000
     Mark to market commodity derivatives:
       Total losses (gains) ..........................................           2,638,000             (350,000)
       Amounts received on closed positions ..........................           2,052,000                   --
     Other ...........................................................             811,000              102,000
     Net changes in operating assets and liabilities .................          (2,726,000)            (155,000)
                                                                              ------------         ------------
            Net cash provided by operating activities ................           8,190,000           24,154,000
                                                                              ------------         ------------
INVESTING ACTIVITIES
Proceeds from sales of oil & gas properties ..........................          13,553,000                   --
Increase in cash held in like-kind exchange escrow ...................         (11,798,000)                  --
Additions to oil and gas properties ..................................          (6,713,000)         (21,111,000)
Purchases of other property, net .....................................            (277,000)          (1,109,000)
Proceeds from sales of available for sale securities, net ............             282,000               49,000
                                                                              ------------         ------------
            Net cash used in investing activities ....................          (4,953,000)         (22,171,000)
                                                                              ------------         ------------
NET FINANCING ACTIVITIES .............................................            (513,000)          (2,596,000)
                                                                              ------------         ------------
INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS .......................................................           2,724,000             (613,000)
CASH AND CASH EQUIVALENTS, beginning of period .......................          23,337,000           20,382,000
                                                                              ------------         ------------
CASH AND CASH EQUIVALENTS, end of period .............................        $ 26,061,000         $ 19,769,000
                                                                              ============         ============
